Exhibit 99.2
John H. Harland Company
Transcript of Q2 2005 Earnings Conference Call
August 4, 2005

John H. Harland Company - CORPORATE PARTICIPANTS
Henry Bond - Vice President, Investor Relations & Treasurer
Charlie Carden - Senior Vice President and Chief Financial Officer Tim Tuff - Chairman, President & Chief Executive Officer


PRESENTATION

Operator
------------------------------------------------------------------------------
Good day everyone, and welcome to the John H. Harland Company Second Quarter 2005 Earnings Results Conference. Just a reminder, today's call is being recorded. At this time, for opening remarks and introductions, Id like to turn the conference over to Mr. Henry Bond, Vice President, Investor Relations and Treasurer. Please go ahead, sir.

Henry Bond - Vice President, Investor Relations & Treasurer
------------------------------------------------------------------------------

Thank you, Audrey. Thanks for joining us on Harland's 2005 second-quarter earnings conference call. Also with me this morning are Tim Tuff, Chairman and Chief Executive Officer, and Charlie Carden, Chief Financial Officer. In accordance with Reg FD, this call is open to all interested parties and is being broadcast live over Harland's website at www.harland.net.

I would like to make a brief cautionary statement that certain words and phrases such as, "should result," or "will continue," "estimated or projected," and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements are necessarily subject to certain risks and uncertainties that could cause the actual results to differ materially from the company's historical experience and present expectations or projections.

Caution should be taken not to place undue reliance on such forward-looking statements that speak only as of this date. The very factors that affect the company's financial performance could cause the actual results for future periods to differ materially from any opinions or projections.

These factors are discussed in some detail in our press release, our 10-K, and our 10-Q and I would refer you to those for further clarification.

With that out of the way, I will turn the call over to Charlie Carden.

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

Thank you, Henry and good morning.

Summary Highlights

For the second quarter of 2005, Harland sales of $239.4 million were up $46.4 million or 24.1% from $193.0 million for the second quarter of 2004. Net income for the second quarter was $18.8 million, up $9.9 million, or 111.9% from last year's second-quarter net income of $8.9 million. Diluted earnings per share for this year's second quarter were $0.67, up $0.36 per share, or 116.1% from diluted earnings per share of $0.31 for the second quarter of 2004.

The second quarter of 2004 results included pre-tax expenses totaling $6.0 million, equivalent to $0.14 per share, for exit costs and severance charges related to the reorganization of the Company's Printed Products segment and $1.3 million of pre-tax severance charges equal to $0.03 per share, related to cost reduction initiatives in the Company's Software & Services segment.

Improved operating performance for this year's second quarter in Printed Products and Software & Services was partially offset by a decline in Scantron's operating performance, increased corporate costs and a higher effective tax rate.

Operations

Turning to operations, the previously mentioned increase of 24.1% in consolidated sales for the second quarter of 2005 reflected sales improvements in Printed Products and Software & Services, partially offset by a decline in Scantron sales. Sales for Printed Products increased 25.9%, primarily due to the addition of a major new customer in late 2004, the Liberty acquisition which closed on June 10, 2005, increased contract termination payments and higher volumes in all business units, partially offset by lower average prices due to competitive pressure.

Sales for Software & Services for the second quarter of 2005 increased 32.6% compared to the 2004 second quarter primarily due to acquisitions, sales of E3, its mortgage solutions product which we first reported in revenue in the third quarter of 2004, increased sales for credit union core systems service bureau and increased sales for other compliance solutions partially offset by lower sales for CRM solutions, branch automation solutions and in-house core systems for credit unions and community banks.

Sales for Scantron were down 1.7% compared to the second quarter of 2004 primarily due to decreased sales of survey services and imaging solutions in Data Collection partially offset by increased forms sales in Testing & Assessment and Data Collection.

Consolidated gross profit for the second quarter of 2005 was $120.1 million or 50.1% of sales compared with $93.0 million, or 48.2% of sales for the second quarter of 2004. The $27.1 million, or 29.1% increase in gross profit was primarily the result of increased sales. The increase in gross profit as a percentage of sales was primarily due to a favorable change in sales mix, cost management and productivity improvement initiatives. Cost of sales for the second quarter of 2004 included charges of $2.9 million related to the Printed Products reorganization.

Consolidated SG&A expenses for the second quarter of 2005 were $85.7 million, or 35.8% of sales compared with $75.2 million, or 38.9% of sales for the second quarter of 2004. The decrease in SG&A expenses as a percentage of sales was primarily the result of cost reduction actions taken in 2004 in Printed Products and Software & Services partially offset by increased expenses in Scantron and Corporate. SG&A expenses for the second quarter of 2004 included charges of $850,000 related to the Printed Products reorganization.

The balance of my comments will be focused on the operations of our three businesses segments.

The Printed Products segment consists of Checks, Harland Business Solutions and Integrated Client Solutions. Checks includes most of the Liberty operations that were acquired on June 10, 2005.

The Software & Services segment includes Harland Financial Solutions' two businesses, Core Systems and Retail & Lending Solutions and the Cavion operation acquired from Liberty. Retail & Lending Solutions is the combination of the Delivery Systems, Mortgage Solutions and Retail Solutions business units. Delivery Systems includes GreatDocs, the electronic mortgage document business acquired from Greatland Corporation on April 30, 2004. Core Systems includes the check imaging and items processing solutions business acquired from Mitek Systems on July 7, 2004. Phoenix System, the bank core processing business acquired from Fair Isaac on November 12, 2004, and Intrieve, which was acquired on April 4, 2005. Intrieve's core processing data center, full service item processing facility and electronic banking and payment processing service support Software & Services' strategy of offering clients integrated end-to-end solutions.

Scantron is the third segment and includes Data Collection, Testing & Assessment and the Service Group.

Printed Products

Printed Products' segment income in the second quarter increased 156.2% from $10.7 million in the second quarter of 2004 to $27.5 million in 2005. As mentioned earlier, exit costs and severance charges related to the reorganization completed last September were $6.0 million in the second quarter of 2004.

Printed Products' sales increased 25.9% from $118.2 million for the second quarter of 2004 to $148.8 million in 2005. The sales increase for the second quarter of 2005 resulted from a 30.9% increase in Checks' sales, a 24.5% increase in Integrated Client Solutions' sales and a 5.8% increase in Harland Business Solutions' sales.

Excluding the impact of the Liberty acquisition, the Checks' sales increase was primarily attributable to a 26.7% increase in unit volume in its domestic imprint operations for the quarter compared with the same period a year ago and contract termination payments received during the quarter totaling $6.0 million. About $1.0 million of the termination payments were received late in the second quarter and had not been factored into our previously issued guidance.

The factors contributing to the Checks' sales increase were partially offset by a 2.0% decrease in average price per unit in the domestic imprint operations. This decrease resulted from the competitive environment over the past couple of years and the implementation of a major new customer with lower average pricing in the fourth quarter of 2004 substantially offset by the contract termination payments received during the quarter. The unit volume increase reflects the major new customer I just mentioned, the favorable impact of a package size reduction, other new business announced last year and increased volumes in some large accounts partially offset by a continued general decline in check usage.

As mentioned earlier, Integrated Client Solutions' sales were up 24.5% for the second quarter of 2005 compared with the second quarter of 2004 primarily due to an increase in volumes for direct marketing customers.

Harland Business Solutions' sales were up 5.8% in the second quarter of 2005 compared with the second quarter of 2004 primarily due to increased volume through the financial institution and software customer channels partially offset by lower average pricing.

For the Printed Products segment, lower manufacturing costs and SG&A expenses as a percentage of sales also contributed to the improvement in segment income. The reduction of manufacturing costs as a percentage of sales resulted primarily from a reduction in domestic imprint production operations headcount and facilities costs attributable to plant consolidations, process improvements and new technology. The reduction of SG&A expenses as a percentage of sales resulted primarily from cost reduction actions taken in 2004 associated with the Printed Products reorganization.

Software & Services

As mentioned earlier, Software & Services reported a sales increase of 32.6% in the second quarter compared with the same quarter in 2004 primarily due to the GreatDocs, Mitek, Phoenix System, Intrieve and Liberty acquisitions, sales of E3, the mortgage solutions product, increased sales for other compliance solutions and increased sales for credit union core systems service bureau. Although sales for other compliance solutions were up, they were adversely affected by an increase in usage-based contracts compared with perpetual agreements. The usage-based contracts defer revenue recognition into future periods.

Partially offsetting those increases were lower revenues associated with the annual users' conference that was held in the second quarter of last year and will be held in the third quarter this year and lower sales of CRM solutions, branch automation solutions, and in-house core systems for credit unions and community banks. As a result of those decreases, organic sales showed a decline of 4.0% for the second quarter of 2005 compared with the same quarter in 2004.

In addition to the sales increase, backlog increased $147.3 million, or 151.1% from last year's second quarter to $244.7 million. The increase in backlog from the prior year was primarily due to acquisitions and stronger bookings for compliance solutions and credit union core systems. Excluding the impact of acquisitions, backlog increased 5.0% compared to the 2004 second quarter. Backlog increased $133.9 million, or 120.9%, from the first quarter of 2005 primarily due to the Intrieve acquisition and stronger bookings for compliance solutions and credit union core systems. Excluding the impact of acquisitions, backlog increased 3.7% compared with the first quarter of 2005.

Segment income for the second quarter of 2005 was $8.3 million, up 129.2% compared with the 2004 second quarter segment income of $3.6 million. The favorable impact of lower ongoing operating expenses resulting from cost reductions implemented during 2004 and income from acquisitions were the key drivers for the increase in segment income.

Scantron

Scantron's sales decreased 1.7% to $27.3 million in the second quarter of 2005 compared with $27.8 million for the second quarter of 2004 due primarily to lower sales of survey services and imaging solutions in Data Collection partially offset by increased forms sales in Testing & Assessment and Data Collection. The decline in survey services was due to customer losses and lower volume with an existing large account. The decline in imaging solutions was due to lower sales as we transition from a reseller relationship for imaging software to a private-label solution.

Segment income of $5.6 million was down 25.0% for the second quarter of 2005 compared with the 2004 second quarter primarily due to higher SG&A expenses resulting largely from increased development costs and sales and marketing expenses related to new products and the sales decrease previously discussed.

Corporate

Now, turning to corporate SG&A expenses which increased in the second quarter of 2005 compared with second quarter of 2004. The increase was primarily due to increased incentive compensation accruals based on the strong year-to-date performance, increased tax and audit fees, increased business development expenses, increased professional fees for HR initiatives and increased deferred compensation costs partially offset by an accrual in 2004 for environmental liabilities.

Interest

Interest expense for the second quarter was $2.1 million, an increase of $1.1 million from the second quarter of 2004 primarily due to increased debt outstanding and higher interest rates. Long-term debt, including the current portion, was $283.9 million at the end of this year's second quarter, up $168.8 million compared with $115.1 million at the end of last year's second quarter. The Company continues to have strong cash flow as indicated by the fact that long-term debt was up only $168.8 million over the last twelve months despite acquisitions totaling $263.6 million, $28.5 million of upfront contract payments and $24.6 million of stock repurchases. We now expect net interest expense for 2005 will be approximately $10 million after factoring in the impact of our recent acquisitions.

As we indicated in our last conference call, first quarter upfront contract payments are expected to represent most of full year 2005's upfront contract payments based on commitments currently in place. Although upfront contract payments for the year-to-date are slightly higher than last year, we anticipate upfront contract payments for the full year will come in slightly lower than 2004 level.

We also now anticipate that depreciation and amortization will be in a range of $86 million to $88 million for 2005 based on preliminary estimates of intangibles and the resulting amortization related to the Liberty acquisition. We also expect that capital expenditures will still be in the $25 million to $28 million for 2005. We will provide updates as these estimates are refined.

Taxes

The effective tax rate was 38.0% for the second quarter of 2005 compared with 35.0% for the second quarter of 2004. The increase was primarily due to favorable adjustments in last year's second quarter related to the partial settlement of an IRS examination, an increase in the effective state income tax rate and a decrease in tax credits for Puerto Rico operations partially offset by the implementation of new manufacturing tax deductions in 2005.

Dividends

At its August 3, 2005 meeting, the Board increased the quarterly dividend by $0.025 per share from $0.125 to $0.15 per share.

Outlook

Looking ahead, we expect third-quarter earnings on a GAAP basis to be in the $0.62 to $0.67 per share range. For the full year, we are increasing our guidance and expect earnings on a GAAP basis will be in the $2.65 to $2.70 per share range. The impact of the Liberty acquisition that closed on June 10, 2005 is reflected in both the third-quarter and full-year ranges.

As we discussed during our first quarter earnings release conference call, the implementation of FASB 123R regarding the accounting for share-based payments has been delayed to January 1, 2006. Our current estimate of the impact of expensing stock options is an incremental expense of approximately $0.12 per share for 2006.

That concludes the financial discussion. I would now like to turn the call over to Tim.

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

Thank you, Charlie, and thank you all for joining us this morning as we discuss our results for the second quarter.

It was a strong quarter driven by growth in our Printed Products business and acquisitions.

A major development in the quarter was two acquisitions. We completed our acquisition of Intrieve, which we discussed in our last conference call, early in the second quarter and closed our acquisition of Liberty, the largest acquisition in Harland's history, in mid-June. With the acquisitions of Intrieve and Liberty, we now supply one or more products to about two-thirds of all financial institutions in the country, providing a major opportunity to cross-sell additional products and services. We have also achieved a significant milestone with these two acquisitions: our revenue on an annualized basis now exceeds $1 billion.

Liberty is a good fit for a variety of reasons. It has a strong brand and increases our presence in the credit union market, particularly among small to medium-size credit unions. Liberty has also pursued a similar diversification strategy to ours and brings us additional businesses we can build on through our channels of distribution.

Liberty is composed of five businesses, which will be integrated into our Printed Products and Software & Services segments. The checks business and part of ALTAFI, which provides marketing services, will be managed as part of Printed Products, while Cavion, an Internet banking operation; MyDAS, an education and training company; and Card Services, as well as the rest of ALTAFI, will be managed as part of Software & Services.

We expect the Liberty businesses to be marginally accretive to earnings in 2005 and this has been factored into our guidance for the year. We also continue to expect that Liberty will add $0.25 to $0.30 per share to earnings in 2006.

I'd like to now give you a more in-depth look at what we have achieved in each of our segments starting with Printed Products.

Printed Products

Printed Products had a very strong quarter, with all three of its businesses posting year-over-year sales gains. Segment sales and income were up year-over-year, 25.9% and 156.2% respectively. In fact, Printed Products sales in the quarter were at their highest level since the first quarter of 1996 and segment income was at its highest level since the third quarter of 1996.

We closed the Liberty acquisition on June 10, and Printed Products is in the process of integrating Liberty into the organization. We are retaining the strong Liberty brand as a separate business within Printed Products focused on credit unions, with a dedicated sales and customer service operation. Liberty has a well-deserved reputation in the credit union industry, and we believe there is considerable opportunity to expand our credit union business with an operation focused on this market segment.

Our strategy is to build on the strengths of both Liberty and the existing Harland organization. Maintaining Liberty's focus on credit unions is one example of how we will implement this strategy. The strategy also applies to manufacturing operations where we will utilize the best technology coming from both Harland and Liberty. Liberty's facility in Simi Valley, California will remain open and be converted to digital technology, while the remaining six facilities will be consolidated into Harland's network of regional production facilities. We expect the plant consolidation to be completed by the end of the second quarter of 2006. We will also eliminate any duplicate SG&A expenses.

Check volumes for the rest of Harland began increasing on a year-over-year basis in December when a large national account came on board, and volumes from some other major accounts are also running higher than expected, which contributed to an overall volume increase of 27% year-over-year. The increase in check volumes was partially offset by the general decline in check usage, and pricing continues to be competitive.

Printed Products value proposition continues to gain traction in the market. We recently reached a milestone with HarlandImpact, our marketing solution that combines our analytics and digital printing capabilities. More than 100 financial institutions now use HarlandImpact to cross-sell and up-sell additional products and services through marketing messages targeted at individual consumers and delivered directly in the check book.

Harland Business Solutions had a good quarter. This business grew 5.8% in the quarter, year-over-year. Last week we renewed our largest customer in this business, and one of Harland's top five customers, for the next five years.

Integrated Client Solutions also had a good quarter, growing 24.5% year-over-year. The year-over-year growth is attributable to two factors: a relatively weak second quarter comparison from a year ago and some of our new check product offerings that also pull through analytics and direct marketing revenue.

Software & Services

Turning to Software & Services. Software & Services segment sales increased 32.6% and segment income increased 129.2% year-over-year, but these increases were driven largely by acquisitions.

Although organic growth was negative in the quarter, organic backlog did increase 5.0%. Our bookings were much more favorable in the quarter, and we expect organic growth to turn positive in the second half of the year. The difference between bookings and sales in the quarter was due to a pronounced trend away from perpetual license deals and towards usage-based license deals. This gives us less immediate recognition of revenue.

Margins improved in the quarter, but continue to be below industry levels because we remain focused on the integration of our existing products with our recent acquisitions with the accompanying costs. We believe that our ability to integrate a large number of our products and services will further differentiate our core processing offerings, but it does negatively impact our margins in the short term.

Our Core Systems business grew 85.6% in the quarter year-over-year, attributable to both the Phoenix and Intrieve acquisitions.

Phoenix provides core processing systems for mid to large community banks. Sales interest in this product is exceeding our expectations. Phoenix is one of only two core processing solutions in the market featuring an open client/server architecture, which is gaining increasing acceptance.

Phoenix had gone through two quick changes in ownership prior to becoming part of Harland. Now that the ownership issue has stabilized, and its technology better appreciated, Phoenix is being invited to participate in more bids and we are encouraged by the feedback in the marketplace and the outlook for this business.

Intrieve's core systems business for thrifts is still new to Harland, but we believe we are in a good position in this market. We have now started to cross-sell some of Intrieve's other products, such as item processing, which is new for Harland, across all our other Core Processing customers.

Our in-house credit union core processing business was down in the quarter on a year-over-year basis. We are improving execution, but it is not yet showing up in revenue. We expect our progress to be more evident in the second half of the year. The service bureau part of this business continues to show good progress.

Retail & Lending includes Retail Solutions and our two compliance businesses:
Delivery Systems and Mortgage Solutions. Sales for the combined business grew 2.7% in the quarter year-over-year, with gains in Delivery Systems and Mortgage Solutions partially offset by a decrease in Retail Solutions.

Delivery Systems had a good quarter. Sales increased 6.3% year-over-year, which is particularly noteworthy given that this business has been impacted by the move to usage-based deals mentioned earlier.

Mortgage Solutions sales grew 10.1% in the quarter year-over-year, attributable to both E3 and our traditional products; however, this market is still slow in adopting new technology.

Retail Solutions had a weak quarter, with sales down 9.4% year-over-year. The sales decline extends across the entire business, including branch automation and CRM products. Execution in Software & Services overall has been pretty good, but it has been weaker in Retail Solutions, and this remains an area of focus for us.

Scantron

Scantron had a disappointing quarter, with sales declining 1.7% and segment income declining 25.0% in the quarter year-over-year.

Testing & Assessment sales were virtually flat in the quarter year-over-year. Sales of some of our newer software products have increased but they are sold on an ASP model, and we are not yet seeing all the benefit of the revenue. Increased sales of these products are also being offset by lower sales of older shrink-wrapped products. We do continue to see a strong showing from our traditional forms business.

Data Collection sales were down 5.9% in the quarter year-over-year. We have seen a significant reduction in traditional imaging software sales as we transition from a reseller relationship to a private label solution. Our new product is now in the market and should offer an opportunity for greater margins. At the same time, we are incurring development costs for another new product that is running behind schedule. While we plan on launching it this year, we do not expect it to have a significant impact on this year's results. Survey Services sales were also down in the quarter due to the loss of two large contracts that were not fully offset by new wins.

Scantron Service Group sales were also virtually flat in the quarter year-over-year. Installations were weak, but we expect them to pick up in the second half of the year. Customer satisfaction in this business remains especially high.

Corporate

So to recap, during the second quarter we increased the share of financial institutions with which we do business to about two-thirds of all financial institutions in the United States, which increases our ability to cross-sell multiple products and services. We also achieved a significant revenue milestone, with revenue now on an annualized basis exceeding $1 billion.

We completed two major acquisitions in the quarter and are in the process of integrating them into the organization. We have a good track record with acquisitions, but we know that we have to increase our organic growth as well.

Our cash flow remains strong, with $49 million cash provided by operating activities in the second quarter used primarily to retire post-acquisition debt. Yesterday, we announced an increase in the quarterly dividend to $0.15 per share. We are also increasing our outlook for the year to $2.65 to $2.70 per diluted share.

With that, I'll open it up to any questions.

QUESTION AND ANSWER

Operator
------------------------------------------------------------------------------

Thank you. [OPERATOR INSTRUCTIONS]. And our first question will come from John Kraft with D.A. Davidson.

John Kraft - Analyst, D. A. Davidson
------------------------------------------------------------------------------

Good morning, Tim and Charlie.

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

Good morning, John.

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

Good morning, John.

John Kraft - Analyst, D. A. Davidson
------------------------------------------------------------------------------

Tim, you just said that plant consolidation is expected to be completed in the second quarter of `06. Is that going to be the end of any of the integration costs related to the Liberty acquisition? Is that about the time frame?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

Yes.

John Kraft - Analyst, D. A. Davidson
------------------------------------------------------------------------------

Okay.

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

The bulk of the Liberty costs or the integration costs, John, will be balance sheet costs, and won't be going to the P&L. The small amount that will be P&L has already been factored into the guidance.

John Kraft - Analyst, D. A. Davidson
------------------------------------------------------------------------------

Okay, and speaking of guidance, the increase of 10%, you had said when the acquisition of Liberty was announced, that you thought that $0.10 to $0.15 was a fair estimation of contribution for the first year, but it would be backend loaded and since this was sort of an end of second quarter closure, I just was curious, and then Tim says something about marginally accretive. How much of that increase--how much of that $0.10 was due to Liberty?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

We don't split it out, John, what I will say about Liberty is, we are only three weeks into it, so far it's going well and it's meeting or exceeding our expectations and any forecasts of earnings coming from the Liberty side has been built into our guidance.

John Kraft - Analyst, D. A. Davidson
------------------------------------------------------------------------------

Okay, and as for the Software & Services, a couple of questions there. Did Cavion contribute at all in the quarter?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

Very small.

John Kraft - Analyst, D. A. Davidson
------------------------------------------------------------------------------

Very small. And organic growth, just to clarify, did you guys expect that to turn positive for the whole year or turn positive by the end of the year?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

No, I am expecting it to turn positive in Q3 and continue positive in Q4.

John Kraft - Analyst, D. A. Davidson
------------------------------------------------------------------------------

Do you think we can end the year with a year-over-year positive number?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

Time will tell, but I would hope so.

John Kraft - Analyst, D. A. Davidson
------------------------------------------------------------------------------

Okay. Thanks guys.

Operator
------------------------------------------------------------------------------

Next, we will hear from John Rodin with Glenview Capital.

John Rodin - Analyst, Glenview Capital
------------------------------------------------------------------------------

Hey guys, thanks for taking the questions.

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

Sure.

John Rodin - Analyst, Glenview Capital
------------------------------------------------------------------------------

Two questions just about organic growth in checks and then Scantron. Do you guys have any figures for what the organic unit growth of Checks was, so once you back out the acquisitions, you back out the new customer that wasn't around last year?

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

We had mentioned that in the remarks, the unit growth excluding the Liberty acquisition, was 26.7%.

John Rodin - Analyst, Glenview Capital
------------------------------------------------------------------------------

Right, but then you went on to say that a lot of the unit growth was driven by new customers?

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

Well that's, that's organic growth.

John Rodin - Analyst, Glenview Capital
------------------------------------------------------------------------------

Okay, then maybe--sorry, I'll ask it differently. Is there any way to measure, of the customers that were existing in Q2 of 2004, what their growth was `05 versus `04, or is that not how you look at it on a volume basis?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

We don't break it out by customer like that, but I would say that our, the growth that we experienced was more than just from the large customer we brought in, in Q4. That is the primary reason, but we did actually see growth in other customers as well.

John Rodin - Analyst, Glenview Capital
------------------------------------------------------------------------------

Got you, and just to follow-up, I think in the past on the calls you've given an organic growth for Scantron, I'm pretty sure there were no material acquisitions within Scantron, so I'm assuming that the sales number for Scantron is an organic number?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

That's correct.

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

That's right.

John Rodin - Analyst, Glenview Capital
------------------------------------------------------------------------------

Okay, and final question, the termination fees of $6 million. Just, my first question is an accounting question. The termination fee, that comes on the revenue line, correct?

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

That's correct.

John Rodin - Analyst, Glenview Capital
------------------------------------------------------------------------------

And historically, I think it's been a $2 million per quarter, or roughly a $2 million per quarter?

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

No, it's more like about $1 million a quarter.

John Rodin - Analyst, Glenview Capital
------------------------------------------------------------------------------

Okay, $1 million a quarter. Okay, so going forward, should we go back to the million or should we assume that it's going to be a little higher?

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

It's very lumpy...the million dollars is an average, so I don't think you are going to see anything that is really all that far off the average. It could be marginally up or down, but that's a good number to go with.

John Rodin - Analyst, Glenview Capital
------------------------------------------------------------------------------

Okay. Great. Thanks, guys.

Operator
------------------------------------------------------------------------------

We have one question remaining. [OPERATOR INSTRUCTIONS]. We'll now hear from Nik Fisken with Stephens.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------
How are you doing, everybody?

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

Good morning, Nik.

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

Good morning, Nik.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

So, with these contract term fees, should we expect gross margins to go down sequentially?

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

Yes.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

And then, how about Q4?

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

Well, because the fees were higher in Q2 and it affects both the revenue and the profit line, and you lower that going forward, you will have your margins go down, but that would be a Q2 to Q3 change.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

Okay, so you're guidance implies what for Q4?

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

We haven't given margin guidance, but the other thing that will be impacting margin going forward will be the Liberty amortization...the amortization of the intangibles.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

Okay. Okay. Is it safe to say that if I back out the $6 million of term fees that the unit growth, or what do we call it, the price per unit, would have gone from -2 to -7. Is that a rough number, Charlie?

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

I haven't calculated it that way, but it would impact it.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

Okay, and then you mentioned a release of an accrual for some environmental deal?

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

No, we didn't release it. Last year we had an accrual, this year we did not, so there was a positive variance.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

Okay. Okay. Tim, what do you think is driving the weaker in-house core sales because we're seeing that from basically everybody in the group?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

Well, first of all, what you're seeing is weaker in terms of sales in Q2, but I think a lot of this is timing and, as I look at the pipeline, we actually see an increasing pipeline. We have seen some deals, which switch from in-house to service bureau, but I'm not sure that's a pronounced change. I think that--I actually think things are picking up. I think you had a period when there was a lot of consolidation going on in the industry and people were looking to see what new owners of their core processing system we're going to do. And I think that we're through that period. I think that most of the consolidation has taken place and so now a number of people are going out to see what's out there in the market.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

And can you give us an update on the competitive trends within the check division?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

I don't see a lot of change there, Nik, it tends to be more of the same.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

In terms of large contract activity, would you characterize that?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

On average, as I've said many times, 20% of contracts are coming up for bid. I think we've been through a particularly active period in `05 and really most of it is behind us, and I actually think that, certainly for Harland, the amount of business out for bid in 2006 is actually going to be significantly less than 2005.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

Okay, and then lastly, I didn't really get my arms around what happened at Scantron from a margins standpoint. If we could walk through that again?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

Yes, in terms of margin, the margin went down because the revenue was down and we were incurring increased development expenses on new products and the, that is in the data collection area, where we have two things going on. We are transitioning from being, in effect, a VAR to a private-label, and we also have development costs of another new product, which we have not yet announced. So you have the development costs and the sales and marketing expenses for the new products without the revenues yet showing. That's resulted in a decrease in overall margin.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

And what's our outlook on the margin for that division?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

Well, it obviously should improve, because you're either going to get the sales or you're going to reduce your costs, so.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

Back to the historical levels?

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

Yes.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

Okay.

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

I see no reason why they shouldn't return to historical levels.

Nik Fisken - Analyst, Stephens, Inc.
------------------------------------------------------------------------------

Great, and congrats on the quarter.

Tim Tuff - Chairman, President and Chief Executive Officer
------------------------------------------------------------------------------

Thank you.

Charlie Carden - Senior Vice President and Chief Financial Officer
------------------------------------------------------------------------------

Thank you.

Operator
------------------------------------------------------------------------------

[OPERATOR INSTRUCTIONS]. And there appear to be no further questions at this time. That will conclude the question-and-answer session. A rebroadcast of this conference is available starting today at 1 p.m. Eastern time and will run until August 11, 2005, midnight Eastern time. You may access the rebroadcast by calling area code (719) 457- 0820. Please reference pass code number 8342903. Again, the phone number is (719) 457-0820. The pass code number 8342903. Now Mr. Bond, I'll turn the conference back to you.

Henry Bond - Vice President, Investor Relations & Treasurer
------------------------------------------------------------------------------

Thanks, Audrey. Thank you for joining us this morning as we discussed our second-quarter results and our outlook for the remainder of 2005. A replay of the call is also available on our Web site. Thanks again for joining us.

Operator
------------------------------------------------------------------------------

That does conclude today's teleconference. Thank you everyone for your participation.